CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information for AllianceBernstein Corporate Income Shares in the Post-Effective Amendment No. 6 Registration Statement (Form N-1A 333-112207) of AllianceBernstein Corporate Shares.

                                        ERNST & YOUNG LLP

New York, New York
August 30, 2010